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                                                                   EXHIBIT 23





                    CONSENT OF INDEPENDENT ACCOUNTANTS
                    ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Anheuser-Busch Companies, Inc. of our report dated February 3, 2003 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in the Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 3, 2003 relating to the financial statement schedule, which appears in such Form 10-K. We also consent to the incorporation by reference in this Registration Statement of our report dated August 23, 2002 relating to the financial statements, which appears in the Annual Report of the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Employees Covered by a Collective Bargaining Agreement) on Form 11-K for the year ended March 31, 2002.



PricewaterhouseCoopers LLP

St. Louis, Missouri
May 16, 2003